NEITHER THIS WARRANT NOR THE UNDERLYING SECURITIES OF INTERSTATE DATA USA, INC. REPRESENTED HEREBY HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE COMPANY, IS AVAILABLE. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

INTERSTATE DATA USA, INC.

UNIT PURCHASE WARRANT

No. W-022	42,275 Units

FOR VALUE RECEIVED, Interstate Data USA, Inc., a Delaware corporation (the “Company”), hereby certifies that Newbridge Securities Corporation, a Virginia corporation (the “Placement Agent” or “Warrantholder”) or its permitted assigns, are entitled to purchase from the Company, at any time or from time to time commencing on September 28, 2007 (the “Commencement Date”), and ending prior to 5:00 p.m., Eastern time, on the three year anniversary date hereof (the “Expiration Date”), 42,275 fully paid and non-assessable units (the “Placement Agent Units”) at a purchase price (the “Purchase Price”) of $3.00 per Placement Agent Unit. Each Placement Agent Unit shall consist of (a) one (1) share of the Company's Common Stock, $0.001 par value per share (the “Common Stock”), and (b) one (1) warrant (the “Underlying Warrant”) to purchase one (1) share of the Common Stock at a purchase price of $4.50 per share. (Hereinafter, (i) “Common Stock” shall also include any other equity securities which may be issued by the Company with respect to or in substitution for the Common Stock, (ii) the aggregate purchase price payable hereunder for the Placement Agent Units is referred to as the “Aggregate Warrant Price,” (iii) the price payable hereunder for each of the Placement Agent Units hereunder is referred to as the “Per Unit Warrant Price” and (iv) this warrant and all warrants hereafter issued in exchange or substitution for this warrant are referred to as the “Warrants”). The Aggregate Warrant Price is not subject to adjustment. The Per Unit Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Placement Agent Units shall be adjusted by dividing the Aggregate Warrant Price by the Per Unit Warrant Price in effect immediately, after such adjustment. The Underlying Warrants shall be identical to the warrants sold by the Company through the Placement Agent in its private offering of securities commenced in March, 2007.

1. Exercise of Warrant.

(a) This Warrant may be exercised, in whole at any time or in part from time to time, commencing on the Commencement Date, and prior to 5:00 p.m., Eastern time, on the Expiration Date, by the Warrantholder by the surrender of this Warrant (with the purchase form attached as Exhibit A duly executed) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for the Placement Agent Units shall be made either (i) in accordance with paragraph 1(b) below, or (ii) by check payable to the order of the Company, in the amount of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole Placement Agent Units, and the Warrantholder is entitled to receive a new Warrant covering the number of Placement Agent Units in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Placement Agent Units. Upon such exercise and surrender of this Warrant, the Company will (i) issue a certificate or certificates in the name of the Warrantholder for the number of whole shares of the Common Stock to which the Warrantholder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Warrantholder shall be entitled, pay cash equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), (ii) issue an Underlying Warrant in the name of the Warrantholder for the number of Underlying Warants to which the Warrantholder is entitled, and (iii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

(b) If the shares of Common Stock are registered under Section 12 of the Securities and Exchange Act of 1934, as amended, the Warrantholder may elect to pay all or part of the Aggregate Warrant Price by surrendering shares of Common Stock to the Company, including by allowing the Company to deduct from the number of Placement Agent Units deliverable upon exercise of this Warrant, a number of such shares which has an aggregate Fair Market Value, determined as of the day preceding the date of exercise of this Warrant, equal to the Aggregate Warrant Price. “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)
If the Common Stock is at the time traded on the OTC Bulletin Board or other electronic quotation service, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the OTC Bulletin Board or other electronic quotation service, as the case may be. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists; or

(ii)
If the Common Stock is at the time listed on any Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Exchange determined by the administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such Exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists. “Exchange” shall mean any organization, association, or group of persons, whether incorporated or unincorporated, which constitutes, maintains, or provides a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange as that term is generally understood, and includes the market place and the market facilities maintained by such exchange.

2. Reservation of Placement Agent Units.

The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, such number of shares of the Common Stock and such amount of other securities (including, without limitation, Underlying Warrants) and properties as from time to time shall be deliverable to the Warrantholder upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (except such as may be imposed under applicable federal and state securities laws) and free and clear of all preemptive rights and all other rights to purchase securities of the Company.

3. Fully Paid Stock.

The Company agrees that the shares of the Common Stock represented by each and every certificate delivered on the exercise of this Warrant in accordance with the terms hereof shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable and not subject to preemptive rights or other contractual rights to purchase securities of the Company.

4. Limited Transferability.

This Warrant and all rights hereunder are being issued in connection with the issuance of the Placement Agent Units and are transferable, in whole or in part, only with the prior written consent of the Company, in compliance with this Section and with applicable law, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit B attached hereto) at the principal office of the Company. By acceptance hereof, the Warrantholder represents and warrants that this Warrant is being acquired, and all Placement Agent Units (including the securities underlying such Placement Agent Units) to be purchased upon the exercise of this Warrant will be acquired, by the Warrantholder solely for the account of such Warrantholder and not with a view to the fractionalization and distribution thereof and will not be sold or transferred except in accordance with the applicable provisions of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and the Warrantholder agrees that neither this Warrant nor any of the Placement Agent Units may be sold or transferred except under cover of a registration statement under the Act which is effective and current with respect to such Placement Agent Units or pursuant to an opinion, in form and substance reasonably acceptable to the Company’s counsel, that registration under the Act is not required in connection with such sale or transfer. The Warrantholder shall deliver written notice of any transfer of this Warrant permitted hereunder, in the form of Exhibit B hereto, to the Company within three (3) business days after such transfer. Such notice shall include the name and address of the transferee of this Warrant. Until any transfer of this Warrant is made in the Company’s warrant register, the Company may treat the registered holder of this Warrant as the absolute owner hereof for all purposes.

Each certificate or other instrument for any shares of Common Stock issued upon the exercise of this Warrant shall bear the following legend:

THESE SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

5. Anti Dilution Adjustments.

If, at any time or from time to time after the date of this Warrant, the Company shall (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Unit Warrant Price in effect immediately prior to such action shall be adjusted so that the Warrantholder of any Warrant thereafter exercised shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned or been entitled to receive immediately following the happening of any of the events described above had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Section 5 shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or classification. If, as a result of an adjustment made pursuant to this Section 5, the Warrantholder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two (2) or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Warrantholder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Unit Warrant Price between or among shares of such classes or capital stock or shares of Common Stock and other capital stock.

6. Loss, etc. of Warrant.

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company’s reasonable incidental expenses, the Company shall execute and deliver to the Warrantholder a new Warrant of like date, tenor and denomination.

7. Warrantholder Not Shareholder.

Except as otherwise provided herein, this Warrant does not confer upon the Warrantholder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

8. Communication.

No notice or other communication under this Warrant shall be effective unless, such notice or other communication is in writing and is mailed by first-class mail, postage prepaid, addressed to:

(a)	the Company at 1900 West Loop South, #1850, Houston TX 77027, or such other address as the Company has designated in writing to the Warrantholder; or

(b)	the Warrantholder at its address on the books and records of the Company, or as the Warrantholder has designated in writing to the Company.

9. Registration Rights.

The Warrantholder shall be entitled to the registration rights set forth in Exhibit C attached hereto and made a part hereof.

10. Headings.

The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

11. Amendment or Waiver.

Any term of this Warrant may be amended or waived upon written consent of the Company and the Warrantholder.

12. Governing Law and Jurisdiction.

This Warrant shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the principles of conflicts of law thereof. Any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Warrant may be brought in a court located in Broward County, Florida, and each of the Company and Warrantholder (i) unconditionally accepts the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby, (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum.

IN WITNESS THEREOF, Interstate Data USA, Inc. has caused this Warrant to be signed by an executive officer as of this 28th day of September, 2007.

INTERSTATE DATA USA, INC.
/s/ Randy Carpenter
Randy Carpenter President

EXHIBIT A

PURCHASE FORM

The undersigned, «FullName», pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ______________ Placement Agent Units (each consisting of one (1) share of the $.001 par value per share common stock (the “Common Stock”) of Interstate Data USA, Inc. plus a warrant (the “Underlying Warrant”) to purchase one (1) share of Common Stock at a purchase price of $4.50 per share), covered by the Warrant, and makes payment therefore in full at the Per Unit Warrant Price provided by said Warrant.

Please issue a certificate or certificates representing the shares of Common Stock and the Underlying Warrants in the name of the undersigned or in such other name as is specified below.

HOLDER:
____________________________________

By: ______________________________________
Title: _____________________________________ Adddress: _________________________________
____________________________________

Dated: _____________________	Signature:	_________________________________________

	Address:	_________________________________________

EXHIBIT B

ASSIGNMENT

FOR VALUE RECEIVED, «FullName» hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of Placement Agent Units to purchase shares of Common Stock, par value $.001 per share, and warrants to purchase such Common Stock of Interstate Data USA, Inc., covered thereby set forth below, unto:

Name of Assignee	Address/Facsimile Number	No. of Placement Agent Units

The undersigned does irrevocably constitute and appoint ______________, attorney, to transfer that part of said Warrant on the books of Interstate Data USA, Inc. and hereby certifies to the Company that the undersigned is the registered Warrantholder of the attached Warrant.

Dated: _____________________	Signature:	_________________________________________

	Address:	_________________________________________

EXHIBIT C

REGISTRATION RIGHTS

1. Definitions. As used herein, the following terms shall have the following meanings:

“Commission” means the Securities and Exchange Commission.

“Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means (1) the Common Stock of the Company issued or to be issued upon exercise of the Warrant, (2) any shares of Common Stock issued upon exercise of an Underlying Warrant (as defined herein), and (3) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock described in clauses (1) or (2); provided, however, that the shares of Common Stock which are Registrable Securities shall cease to be Registrable Securities upon any sale or transfer of such shares pursuant to a Registration Statement, Section 4(1) of the Securities Act, Rule 144 under the Securities Act or otherwise.

“Registration Statement” means a registration statement filed by the Company with the Commission on any registration form prescribed by the Commission permitting a secondary offering or distribution, other than on Form S-4, Form S-8 or similar forms.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute.

“Trading Market” means any of the Pink Sheets LLC electronic quotation service, NASD OTC Bulletin Board, NASDAQ Global Select Market, NASDAQ Global Market, NASDAQ Capital Market, American Stock Exchange or the New York Stock Exchange.

“Underlying Warrant” means a warrant to purchase Common Stock issued by the Company as part of a Unit (as defined herein).

“Unit” means a security of the Company composed of one (1) share of Common Stock and one (1) Underlying Warrant issued to the Warrantholder or it permitted assignee.

“Warrant” means this Unit Purchase Warrant issued by the Company to the Warrantholder or its permitted assignee.

2. Piggyback Registration.

At any time and from time to time after the issuance of this Warrant, whenever the Company proposes to file a Registration Statement, the Company will prior to such filing give written notice to Warrantholder of its intention to do so and, upon the written request of Warrantholder given within thirty (30) days after the Company provides such notice, the Company shall use its good faith efforts to cause all Registrable Securities which the Company has been requested by Warrantholder to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of Warrantholder.

3. Registration Procedures.

In connection with the registration obligations of the Company, the Company shall:

(a) furnish to the Warrantholder such number of copies of the Registration Statement and the Prospectus included therein (including each preliminary Prospectus) as the Warrantholder reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by the Registration Statement;

(b) use its commercially reasonable efforts to register or qualify the Warrantholder’s Registrable Securities covered by the Registration Statement under the securities or “blue sky” laws of such jurisdictions within the United States as the Warrantholder may reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction; and

(c) list the Registrable Securities covered by the Registration Statement with any Trading Market on which the Common Stock of the Company is then listed.

4. Registration Expenses.

All expenses relating to the Company’s compliance with Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASD, transfer taxes, fees of transfer agents and registrars are called “Registration Expenses”. All selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any counsel to the Warrantholder, are called “Selling Expenses” and shall be the responsibility of the Warrantholder. The Company shall only be responsible for all Registration Expenses.

5. Indemnification - Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, the Warrantholder, its officers, directors and each person who controls the Warrantholder (within the meaning of the Securities Act), and any agent or investment adviser thereof, against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and costs of investigation) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, any amendment or supplement thereto, any Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon any such untrue statement or omission based upon information with respect to the Warrantholder furnished in writing to the Company by or on behalf of the Warrantholder expressly for use therein; provided that, in the event that the Prospectus shall have been amended or supplemented and copies thereof as so amended or supplemented, shall have been furnished to the Warrantholder prior to the confirmation of any sales of Registrable Securities, such indemnity with respect to the Prospectus shall not inure to the benefit of the Warrantholder if the person asserting such loss, claim, damage or liability and who purchased the Registrable Securities from such holder did not, at or prior to the confirmation of the sale of the Registrable Securities to such person, receive a copy of the Prospectus as so amended or supplemented and the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus as so amended or supplemented.

(b) Indemnification by the Warrantholder. In connection with any Registration Statement in which the Warrantholder is participating, the Warrantholder will furnish to the Company in writing such information with respect to the name and address of the Warrantholder and such other information as may be reasonably required for use in connection with any such Registration Statement or Prospectus and agrees to indemnify, to the full extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in or such omission or alleged omission relates to any information with respect to the Warrantholder so furnished in writing by the Warrantholder specifically for inclusion in any Prospectus or Registration Statement; provided, however, that the Warrantholder shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or Prospectus or amendment thereof or supplement thereto, the Warrantholder has furnished in writing to the Company information expressly for use in such Registration Statement or Prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company. In no event shall the liability of the Warrantholder hereunder be greater in amount than the dollar amount of the proceeds received by the Warrantholder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to the provisions hereof and, unless in the judgment of counsel of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel (plus such local counsel, if any, as may be reasonably required in other jurisdictions) with respect to such claim, unless in the judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. For the purposes of this Section 5(c), the term “conflict of interest” shall mean that there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or such other indemnified parties, as applicable, which different or additional defenses make joint representation inappropriate.

(d) Contribution. If the indemnification from the indemnifying party provided for in this Section 5 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying patty and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Warrantholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Warrantholder were offered to the public exceeds the amount of any damages which the Warrantholder has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) If indemnification is available under this Section 5, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 5(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 5(d).

6. Amendment.

Except as otherwise provided herein, the provisions hereof may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof way not be given unless the Company has obtained the prior written consent of the Warrantholder.